Exhibit 10.6

PERFORMANCE SHARE UNIT AGREEMENT

FOR AWARDS GRANTED IN 2017

PERFORMANCE SHARE UNIT AGREEMENT (the “Agreement”) dated as of the Grant Date set forth in the Notice of Grant (as defined below), by and between Domtar Corporation, a Delaware corporation (the “Company”), and the participant whose name appears in the Notice of Grant (the “Participant”).

1.  Grant of Performance Share Units.  The Company hereby evidences and confirms its grant to the Participant, effective as of the Grant Date, of the number of performance-based restricted stock units (the “Performance Share Units”) specified in the Domtar Corporation 2007 Omnibus Incentive Plan Performance Share Unit Grant Notice delivered by the Company to the Participant (the “Notice of Grant”).  This Agreement is subordinate to, and the terms and conditions of the Performance Share Units granted hereunder are subject to, the terms and conditions of the Amended and Restated Domtar Corporation 2007 Omnibus Incentive Plan (the “Plan”), which are incorporated by reference herein.  If there is any inconsistency between the terms hereof and the terms of the Plan, the terms of the Plan shall govern.  Any capitalized terms used herein without definition shall have the meanings set forth in the Plan.  The Performance Share Units shall be considered Performance Awards under the Plan.

2.  Vesting of Performance Share Units.

(a)  Vesting.  Except as otherwise provided in this Section 2, the Performance Share Units shall become vested, if at all, on the vesting date(s) set forth in the Notice of Grant (each, a “Vesting Date”), subject to the continued employment of the Participant by the Company or any Subsidiary thereof through such date, and to the achievement of the Performance Goals (the “Goals”) established by the Committee pursuant to the Plan for the Performance Share Units for the performance period(s) (each a “Performance Period”) set forth in the Notice of Grant.  As soon as feasible after the end of each Performance Period, the Committee will determine whether the Goals have been satisfied, in whole or in part.  Based upon the foregoing determination, the number of Performance Share Units will vest on the Vesting Date on a percentage basis, as set forth in the Notice of Grant.  Performance Share Units that have not vested by the Vesting Date in accordance with this Section 2 shall be forfeited.

(b)  Termination of Employment.

(i)  Death.  If the Participant’s employment is terminated due to death prior to the end of a Performance Period, 100% of the Performance Share Units relating to such Performance Period, multiplied by a fraction, the numerator of which is the number of days elapsed from the commencement of the Performance Period through the date of the Participant’s death and the denominator of which is the number of days in the Performance Period, shall become fully vested and nonforfeitable and shall be paid as provided in Section 3.  If the Participant’s employment is terminated due to death after the end of any Performance Period but prior to the settlement date, the Participant shall be entitled to receive, and such Performance Share Units shall be deemed vested to the extent of, the number of shares of Stock that would have been payable with respect to the Performance Share Units relating to such Performance Period had the Participant’s Service continued until the settlement date, subject to achievement of the Goals, and the remainder of such Performance Share Units shall be forfeited and canceled as of the date of termination.

(ii)  Disability or Retirement.  If the Participant’s employment is terminated due to Disability or Retirement prior to the Vesting Date, then, on the Vesting Date the Participant shall be deemed vested to the extent of the number of Performance Share Units that would have vested had the Participant’s Service continued until the Vesting Date, subject to achievement of the Goals, multiplied by a fraction, the numerator of which is the number of days elapsed from the commencement of the Performance Period through the date of the Participant’s termination due to Disability or Retirement, as applicable, and the denominator of which is the number of days in the Performance Period, and the remainder of the Performance Share Units shall be forfeited and canceled as of the date of such termination due to Disability or Retirement, as applicable.  Vested Performance Share Units shall be settled as set forth in Section 3.

(iii)  Any Other Reason.  If the Participant’s employment is terminated prior to the Vesting Date for any reason other than death, Disability or Retirement, all Performance Share Units shall immediately be forfeited and canceled effective as of the date of the Participant’s termination.

(c)  Change in Control.  In the event of a Change in Control, then the Performance Share Units shall vest or continue as set forth in the Plan.

(d)  Committee Discretion.  Notwithstanding anything contained in this Agreement to the contrary, the Committee, in its sole discretion, may accelerate the vesting with respect to any Performance Share Units under this Agreement, at such times and upon such terms and conditions as the Committee shall determine.

3.  Settlement of Performance Share Units.  Subject to Section 7(d), the Company shall deliver to the Participant the value of one share of Stock in settlement of each outstanding Performance Share Unit that has vested as provided in Section 2 on the first to occur of (i) as soon as practicable after the date (the “Committee Determination Date”) that the Committee determines that the Goals for the last Performance Period(s) have been satisfied, but in no event later than 2½ months after the end of the Performance Period; (ii) in the event of a Termination of Service due to death, January 31 of the year following the Participant’s Termination of Service, (iii) with respect to Performance

Share Units that are not a Specified Award, a Change in Control in which the Performance Share Units do not continue, and (iv) with respect to Performance Share Units that are a Specified Award, a Specified Change in Control, in each case (A) by a cash payment equal to the Fair Market Value of the Stock on the Committee Determination Date or (B) if the Participant is a member of the Management Committee, at the Company’s sole discretion, in Stock, by either (1) issuing one or more certificates evidencing the Stock to the Participant or (2) registering the issuance of the Stock in the name of the Participant through a book entry credit in the records of the Company’s transfer agent or (C) in the event of settlement upon a Change in Control or a Specified Change in Control, as applicable, a cash payment equal to the Change in Control Price, in each case, multiplied by the number of vested Performance Share Units.  With respect to Specified Awards, in the event of a Change in Control that is not a Specified Change in Control, if no Alternative Awards are available, or Alternative Awards may not be issued in a manner that complies with Section 409A of the Code or without the imposition of any additional taxes or interest under Section 409A of the Code, the Committee, as constituted immediately prior to the Change in Control, may determine that Specified Awards shall be settled through a cash payment equal to the Change in Control Price multiplied by the number of vested Specified Awards plus interest from the later of the Vesting Date and the Change in Control through the date of payment at a rate determined by the Committee as constituted immediately prior to the Change in Control to the extent that such settlement shall not subject the Participant to any additional taxes or interest under Section 409A of the Code or in such other manner that shall comply with Section 409A of the Code.  No fractional shares of Stock shall be issued in settlement of Performance Share Units.  Fractional Performance Share Units shall be settled through a cash payment equal to the Fair Market Value of the Stock on the Committee Determination Date.

4.  Securities Law Compliance.  Notwithstanding any other provision of this Agreement, the Participant may not sell the shares of Stock acquired upon vesting of the Performance Share Units unless such shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act.  The sale of such shares must also comply with other applicable laws and regulations governing the shares and Participant may not sell the shares of Stock if the Company determines that such sale would not be in material compliance with such laws and regulations.

5.  Participant’s Rights with Respect to the Performance Share Units.

(a)  Restrictions on Transferability.  The Performance Share Units granted hereby are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the

Participant upon the Participant’s death; provided that the deceased Participant’s beneficiary or representative of the Participant’s estate shall acknowledge and agree in writing, in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or the estate were the Participant.

(b)  No Rights as Stockholder.  The Participant shall not have any rights as a stockholder including any voting, dividend or other rights or privileges as a stockholder of the Company with respect to any Stock corresponding to the Performance Share Units granted hereby unless and until shares of Stock are issued to the Participant in respect thereof.

6.  Adjustment in Capitalization.  The number, class, Performance Goals or other terms of any outstanding Performance Share Units shall be adjusted by the Board to reflect any extraordinary dividend, stock dividend, stock split or share combination or any recapitalization, business combination, merger, consolidation, spin-off, exchange of shares, liquidation or dissolution of the Company or other similar transaction affecting the Stock in such manner as it determines in its sole discretion.

7.  Miscellaneous.

(a)  Binding Effect; Benefits.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns.  Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(b)  No Right to Continued Employment.  Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate the Participant’s employment at any time, or confer upon the Participant any right to continue in the employ of the Company or any of its Subsidiaries.

(c)  Interpretation.  The Committee shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Award.  Any determination or interpretation by the Committee under or pursuant to the Plan or this Award shall be final and binding and conclusive on all persons affected hereby.

(d)  Tax Withholding.  The Company and its Subsidiaries shall have the right to deduct from all amounts paid to the Participant in cash (whether under the Plan or otherwise) any amount of taxes required by law to be withheld in respect of settlement of the Performance Share Units under the Plan as may be necessary in the opinion of the Employer to satisfy tax withholding required under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld.  The Company may require the recipient of the cash or shares of Stock, as applicable, to remit to the Company an amount in cash sufficient to satisfy the amount of taxes required to be withheld as a condition to the payment of cash or issuance of shares in settlement of the Performance Share Units.  The Committee may, in its discretion, require the Participant, or permit the Participant to elect, subject to such conditions as the Committee shall impose, to meet such obligations by having the Company withhold from the cash payment in settlement of the Performance Share Units or withhold or sell the least number of whole shares of Stock having a Fair Market Value sufficient to satisfy all or part of the amount required to be withheld.  The Company may defer settlement until such requirements are satisfied.

(e)  Forfeiture for Financial Reporting Misconduct.  If the Company is required to prepare an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws, and if the Participant knowingly or grossly negligently engaged in the misconduct or knowingly or grossly negligently failed to prevent the misconduct as determined by the Committee, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, then the Participant shall forfeit and disgorge to the Company (i) any Stock and cash received in respect of Performance Share Units granted or vested and all gains earned or accrued due to the sale of any Stock received in settlement of the Performance Share Units during the 12-month period following the filing of the financial document embodying such financial reporting requirement and (ii) any Stock and cash received in respect of Performance Share Units that vested based on the materially non- complying financial reporting.  The Company may also cancel or reduce, or require a Participant to forfeit and disgorge to the Company or reimburse the Company for, any Performance Share Units granted or vested and any gains earned or accrued, due to the vesting or settlement of Performance Share Units or sale of any Stock acquired in settlement of a Performance Share Unit, to the extent permitted or required by, or pursuant to any Company policy implemented as required by, applicable law, regulation or stock exchange rule as from time to time may be in effect (including but not limited to The Dodd–Frank Wall Street Reform and Consumer Protection Act and regulations and stock exchange rules promulgated pursuant to or as a result of such Act).

(f)  Applicable Law.  This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(g)  Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation.  By entering into this Agreement and accepting the Performance Share Units evidenced hereby, the Participant acknowledges: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (b) that the Award does not create any contractual or other right to receive future grants of Awards; (c) that participation in the Plan is voluntary; (d) that the value of the Performance Share

Units is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; and (e) that the future value of the Stock is unknown and cannot be predicted with certainty.

(h)  Employee Data Privacy.  By entering into this Agreement and accepting the Performance Share Units evidenced hereby, the Participant: (a) authorizes the Company and the Participant’s employer, if different, any agent of the Company administering the Plan or providing Plan recordkeeping services, to disclose to the Company or any of its affiliates any information and data the Company requests in order to facilitate the grant of the Award and the administration of the Plan; (b) waives any data privacy rights the Participant may have with respect to such information; and (c) authorizes the Company and its agents to store and transmit such information in electronic form.

(i)  Consent to Electronic Delivery.  By entering into this Agreement and accepting the Performance Share Units evidenced hereby, Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, this Agreement and the Performance Share Units via Company web site or other electronic delivery.

(j)  Specified Employee Delay.  Notwithstanding anything to the contrary in this Agreement, if settlement is to occur upon a Termination of Service other than due to death or Disability and the Participant is a Specified Employee and the Performance Share Units are a Specified Award, to the extent necessary to comply with, and avoid imposition on the Participant of any additional tax or interest imposed under, Section 409A of the Code, settlement shall instead occur on the first business day following the six-month anniversary of the Participant’s Termination of Service (or, if earlier, upon the Participant’s death), or as soon thereafter as practicable (but no later than 90 days thereafter).

(k)  Headings and Captions.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(l)  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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